UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: March 8, 2010

                The South Financial Group, Inc.
(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street Greenville, South Carolina	29601
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 8, 2010, Challis Lowe and J. W. Davis, each a director of The South Financial Group, Inc. (the “Company”), notified the Company that they would not stand for re-election to the board of directors (the “Board”) at the Company's 2010 Annual Meeting of Shareholders (the “2010 Annual Meeting”).  Ms. Lowe and Mr. Davis will continue to serve on the Board through the end of their respective terms, which will occur at the 2010 Annual Meeting. Neither Ms. Lowe nor Mr. Davis resigned as a result of any disagreement with the Company, and the Board expressed appreciation for the valuable contributions of these two individuals.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                THE SOUTH FINANCIAL GROUP, INC.

March 11, 2010                                                                      By:   /s/ William P. Crawford, Jr.
                William P. Crawford, Jr.
                Executive Vice President, General Counsel and Secretary